Exhibit 23.30

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the McEwen Mining Inc. 2024 Equity and Incentive Plan of our report dated June 25, 2024, with respect to the consolidated financial statements of McEwen Copper Inc., included in Amendment No. 2 to its Annual Report (Form 10-K/A) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Toronto, Canada	/s/ Ernst & Young LLP
August 22, 2024	Chartered Professional Accountants Licensed Public Accountants